UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	March 16, 2011

SBT Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

000-51832	20-4343972
(Commission File Number)	(IRS Employer Identification No.)

760 Hopmeadow Street, P.O. Box 248, Simsbury, CT	06070
(Address of Principal Executive Offices)	(Zip Code)

(860) 408-5493
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)       Not applicable.

(b)       Not applicable.

(c)       Not applicable.

(d)       On March 16, 2011, the Board of Directors (the “Board”) of SBT Bancorp, Inc. (the “Company”) elected Nicholas B. Mason to the Board as a Class III director to fill the vacancy created by the retirement of Lincoln S. Young as a Class III director effective November 28, 2010.  There was no arrangement or understanding between Mr. Mason and any other persons pursuant to which Mr. Mason was elected as a director.

Upon his election as a director, Mr. Mason was named by the Board to its Audit and Compliance Committee and its Corporate Governance Committee.  In addition, the Board has determined that Mr. Mason is an audit committee financial expert serving on the Audit and Compliance Committee.

As a non-employee director, Mr. Mason will be entitled to compensation for his service as a director at the same rates as other non-employee directors.  Effective March 1, 2011, those rates were as follows: (1) an annual retainer of $6,000 for non-employee directors; (2) an annual retainer of $8,000 for the chairman of the board; (3) $450 for each Board meeting attended in person; and (4) $200 for each standing committee meeting attended in person.

(e)       Not applicable.

(f)       Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SBT BANCORP, INC.

		By:	/s/ Martin J. Geitz
		Name:	Martin J. Geitz
		Title:	President and Chief Executive Officer

Dated:	March 21, 2011